CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in the Registration Statement on Form N-2 of Gabelli Multimedia Trust Inc. as filed with the Securities and Exchange Commission on or about December 23, 2020.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

December 23, 2020